Exhibit 99.1

  NeuLion Confidential   *  Annual Meeting of Stockholders | June 4, 2015

  NeuLion Confidential   *  Charles B. WangChairman

  NeuLion Confidential   *  NeuLion Partner Summit Opening Video

  NeuLion Confidential   *  NeuLion Partner Summit Recap Video

  NeuLion Confidential   *  Roy E. ReichbachGeneral Counsel & Corporate Secretary

  NeuLion Confidential   *  Forward-Looking Statements  Certain statements herein are forward-looking statements and represent NeuLion’s current intentions in respect of future activities. Forward-looking statements can be identified by the use of the words “will,” “expect,” “seek,” “anticipate,” “believe,” “plan,” “estimate,” “expect,” and “intend” and statements that an event or result “may,” “will,” “can,” “should,” “could,” or “might” occur or be achieved and other similar expressions. These statements, in addressing future events and conditions, involve inherent risks and uncertainties. Although the forward-looking statements contained in this presentation are based upon what management believes to be reasonable assumptions, NeuLion cannot assure readers that actual results will be consistent with these forward-looking statements. These forward-looking statements are made as of the date of this presentation and NeuLion assumes no obligation to update or revise them to reflect new events or circumstances, except as required by law. Many factors could cause NeuLion’s actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including: our ability to derive anticipated benefits from the acquisition of DivX; our ability to successfully integrate the operations of DivX; our ability to realize some or all of the anticipated benefits of our partnerships; general economic and market segment conditions; our customers’ subscriber levels and financial health; our ability to pursue and consummate acquisitions in a timely manner; our continued relationships with our customers; our ability to negotiate favorable terms for contract renewals; competitor activity; product capability and acceptance rates; technology changes; regulatory changes; foreign exchange risk; interest rate risk; and credit risk. These factors should be considered carefully and readers should not place undue reliance on the forward-looking statements. A more detailed assessment of the risks that could cause actual results to materially differ from current expectations is contained in the “Risk Factors” section of NeuLion’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which is available on www.sec.gov and filed on www.sedar.com.

  NeuLion Confidential   *  Chris WagnerExecutive Vice President

  NeuLion Confidential   *  Video consumption dominates online activity – 78% of all consumer traffic by 2018 (2)More video across more devices - 26% of online video views came from a mobile device, a 57% YoY increase (3)Online TV adoption is accelerating via game consoles and OTT devices - 388% YoY increase in amount of authenticated online TV videos for Q2 2014 (3)  Massive Market Undergoing Fundamental Shift  Global Online TV & Video Revenues ($B) (1)  Notes:Source: Digital TV Research Cisco VNI Global IP Traffic Forecast 2013-2018 as of June 2014Adobe U.S. Digital Video Benchmark Q2 2014  Mobile Traffic By Application (3)  27% CAGR  27% CAGR

# The Industry is Going All-in with 4K

## Availability of 4K-enabled devices is increasing rapidly…

- 11.6 million 4K-enabled units were shipped in 2014, up nearly 700% year on year
- 4K adoption is forecast to grow quickly with over 100 million shipments projected in 2018, representing 38% of the total TV market

*Source*: **Futuresource Consulting, 12/19/14**

## …while prices are dropping just as rapidly…

- Prices for 4K TVs are falling fast, dropping by about 85% worldwide in just two years.

*Source*: **Business Insider, 9/2/14**

## …and 4K content libraries grow.

- Major OTT content providers are beginning to offer 4K content to subscribers: Amazon (free with Amazon Prime), Netflix (addl. $3/month)
- Comcast recently partnered with Samsung to deliver select 4K content to customers with 2014 Samsung 4K TVs; new X1 set-top box = 4K-ready.

*Source*: **Digital Trends, 12/9/14**

9 NeuLion Confidential

  NeuLion Confidential   *  Key Customers Throughout Entire Ecosystem  From content creators & providers to technology and consumer electronics  Sports & TVE   Technology Value Chain   Consumer Electronics

  NeuLion Confidential   *  NeuLion is Device Agnostic  Smart TVs  Gaming Devices & 3rd Party STB  Smartphones & Tablets

  NeuLion Confidential   *  NeuLion by the Numbers  DELIVERED OVER 50,000 LIVE EVENTS IN 2014, OVER 150 PER DAY   STREAM 300+ LIVE LINEAR CHANNELS 24 HOURS A DAY  OVER 1 BILLION DEVICES AND 1 BILLION DOWNLOADS IN MARKET  1.5 MILLION VIDEO ASSETS MANAGED BY THE NEULION PLATFORM  25 MILLION APPLICATION DOWNLOADS  7.6 MILLION CONSUMER TRANSACTIONS

# Investment Highlights

- **Fundamental Shift to OTT**: NeuLion is at the forefront of a fundamental shift toward Over-The-Top (OTT) services, 4K video and TV Everywhere in fast-growing online video market
- **High Barriers of Entry**: High barriers of entry created by unique service offerings differentiated by delivery of live interactive TV
- **Scalable Business Model**: Scalable business model with sticky customer relationships - ~60% incremental organic revenue flow through to adjusted EBITDA
- **Solid Financials**: Non-GAAP profitable, cash generating business model
- **Knowledgeable & Experienced**: Management team with deep experience


MY TEAM ROSTER
FANTASY

13 NeuLion Confidential
NeuLion

  NeuLion Confidential   *  Tim AlavathilSenior Vice President, Finance

# NeuLion Company Revenue Model



Revenue Mix (1)
5%
40%
55%
Setup/Dev
Fixed/License Fees
Variable

- License fees create annuity revenue stream
- Variable revenue grows with increased usage
  - Larger audience
  - More content, features, devices
  - Added events

Note:
(1)Source: Management estimate, based on historical results.

# NeuLion Platform Customer Value



$ 3,000
$ 2,500
$ 2,000
$ 1,500
$ 1,000
$ 500
$ -
Year 1
Year 2
Year 3
Year 4
Year 5
Setup Revenue
Annual License Revenue
Usage Revenue

| Price Configuration Assumptions | | | | | |
|---|---|---|---|---|---|
| | Year 1 | Year 2 | Year 3 | Year 4 | Year 5 |
| TV Channels | 1 | 2 | 8 | 9 | 13 |
| Consumer Devices | 5 | 7 | 15 | 20 | 29 |

15 NeuLion Confidential

NeuLion Confidential   *  Income Statement Highlights    Q1’15  Q4’14  Q3’14  Q2’ 14  Q1’14  Total Revenue  $21.7  $16.5  $12.2  $13.4  $13.5  Cost of Revenue as a % of Revenue  20%  25%  23%  26%  26%  SG&A*  $9.9  $8.0  $6.3  $6.4  $6.4  R&D  $5.3  $2.1  $2.1  $2.2  $2.0  Non-GAAP Adjusted EBITDA  $6.8  $3.5  $1.3  $1.6  $2.0  GAAP Net Income (Loss)  $(0.5)  $1.6  $0.2  $0.6  $1.1  Diluted EPS  $0.00  $0.01  $0.00  $0.00  $0.00  High margin business with increasing revenue momentumCrossed over to GAAP profitability in Q4 2013First and fourth quarters are seasonally strongestQ1 2015 includes 2 months of DIVX  Scalable Business Model with High Operating Leverage  *Includes stock based compensation

  NeuLion Confidential   *  1Q Balance Sheet Highlights  (in $000)   3/31/2015   12/31/2014  Cash & Equivalents  35,225  25,898  Receivables  31,177  8,056  Total Current Assets  70,435  36,287  Payables  12,201  14,362  Deferred Revenue  10,978  9,602  Total Current Liabilities  31,400  29,212  Convertible Note and Note Derivative**   27,119  0  Working Capital  39,035  7,075  Other Long-Term Liabilities  7,268  2,673  Total Redeemable Preferred Stock  14,962  14,955  Total Equity  37,284  5,099  Total Liabilities and Equity  118,034  51,938  *   * Reflects accounting for the DivX acquisition ** Part of the consideration for the DivX acquisition

  NeuLion Confidential   *  Charles B. WangQ&A

  NeuLion Confidential   *  Thank you!